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June 26, 1997



Board of Directors
Dynacraft Golf Products, Inc. and Subsidiary
71 Maholm Street
Newark, Ohio  43055

We consent to the use of our report dated March 5, 1997 and to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of Dynacraft Golf Products, Inc.

Wilson, Shannon & Snow, Inc.







                                       Wilson, Shannon & Snow, Inc.
                                       Certified Public Accountants
                                       Ten West Locust Street
                                       Newark, Ohio  43055
                                       (614) 345-6611
                                       Fax (614) 345-5635